Exhibit 5.1
April 3, 2006
StemCells, Inc.
3155 Porter Drive
Palo Alto, California 94394

Re:	Registration Statement on Form S-3 (Registration No. 333-128797), initially filed on October 4, 2005 with the Securities and Exchange Commission (the “Commission”) and declared effective on November 16, 2005.
Ladies and Gentlemen:
This opinion is furnished to you in connection with the above-referenced registration statement (the “Registration Statement”), the base prospectus dated November 16, 2005 (the “Base Prospectus”) and the prospectus supplement dated April 3, 2006 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) filed with the Commission by StemCells, Inc. (the “Company”) on April 4, 2006 pursuant to Rule 424 promulgated under the Securities Act of 1933, as amended (the “Act”). The Prospectus relates to the offering by the Company of up to 11,750,820 shares of the Company’s common stock, $.01 par value per share (the “Shares”), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus.
We have acted as counsel for the Company in connection with the issuance of the Shares. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. The opinions expressed below are limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws.
Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold as described in the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.
The opinions expressed above are limited to the Delaware General Corporate Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws.
We hereby consent to your filing this opinion as an exhibit to a Current Report on Form 8-K to be incorporated by reference in the Registration Statement and to the use of our name therein. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Act.
Very truly yours,
/s/ Ropes & Gray LLP
Ropes & Gray LLP